UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011 (January 14, 2011)

AFFINION GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 14, 2011, Affinion Group, Inc., a Delaware corporation (“Affinion”), Affinion’s parent, Affinion Group Holdings, Inc., a Delaware corporation (“Holdings”), Parker Holdings, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Affinion (“Merger Holdings”), Parker Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger Holdings (“Merger Sub”), and Webloyalty Holdings, Inc., a Delaware corporation (“Webloyalty”), entered into, and consummated, an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Webloyalty (the “Merger”). As a result of the Merger, Webloyalty became a direct wholly owned subsidiary of Merger Holdings.

As a result of the Merger, on January 14, 2011, Affinion indirectly acquired all of the capital stock of Webloyalty, and the interest of security holders of Webloyalty immediately prior to the Merger were converted into Holdings’ securities, as follows: (i) the shares of common stock of Webloyalty, par value $0.01 per share (the “Webloyalty Common Stock”), were converted into shares of Holdings’ common stock, par value $0.01 per share (the “Common Stock”), (ii) options to purchase shares of Webloyalty Common Stock granted under Webloyalty’s equity plans, whether vested or unvested, were converted into options to purchase shares of Common Stock, (iii) warrants to purchase shares of Webloyalty Common Stock were converted into warrants to purchase Common Stock and (iv) awards of restricted shares of Webloyalty Common Stock (to the extent unvested) were converted into awards of restricted shares of Common Stock, in each case, as set forth in the Merger Agreement. Webloyalty and its domestic subsidiaries will become guarantors under the indenture governing Holdings’ 11.625% senior notes due 2015, the indentures governing Affinion’s 7.875% senior notes due 2018 and 11 1/2% senior subordinated notes due 2015 and Affinion’s senior secured credit agreement, promptly following the Merger in accordance with the requirements of such agreements.

As a result of the Merger, (i) Affinion Group Holdings, LLC (“Parent”), which is an affiliate of Apollo Management V, L.P. (“Apollo”), and Holdings’ existing management investors collectively own approximately 70.4% of Holdings’ issued and outstanding Common Stock; (ii) General Atlantic Partners 79, L.P., GAP-W, LLC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC (collectively, “General Atlantic”) own, in the aggregate, approximately 20.6% of Holdings’ issued and outstanding Common Stock; and (iii) other holders of Webloyalty Common Stock collectively own approximately 9.0% of Holdings’ issued and outstanding Common Stock.

The Merger Agreement contains customary representations, warranties and covenants. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is being filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is fully incorporated herein by reference.

Amended and Restated Consulting Agreement

On January 14, 2011, Affinion and Apollo entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”), pursuant to which Apollo and its affiliates will continue to provide Affinion with certain advisory services on substantially the same terms as the existing consulting agreement, dated as of October 17, 2005, except that: (1) the annual fee paid by Affinion will increase to $2,604,845 from $2,000,000, commencing January 1, 2012, with an additional one-time fee of $604,845 being paid promptly after January 14, 2011 in respect of calendar year 2011; and (2) the Consulting Agreement contains clarifying language establishing that Affinion will be the primary indemnitor if certain indemnified parties have a right to be indemnified by their affiliates.

The foregoing description of the Consulting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Consulting Agreement, which is being filed as Exhibit 10.1 to this Report and is fully incorporated herein by reference.

Holdings Agreements

In connection with the Merger, Holdings (but not Affinion) entered into a Stockholder Agreement, a Securityholder Rights Agreement and an Amended and Restated Registration Rights Agreement as described in Item 7.01 of this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 14, 2011, Affinion acquired Webloyalty pursuant to the Merger Agreement as described in Item 1.01 of this Report, which description is fully incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On January 14, 2011, Kenneth Vecchione and Peter W. Currie resigned, effective immediately, as members of the boards of directors (the “Boards”) of Affinion and Holdings. Neither Mr. Vecchione nor Mr. Currie resigned as the result of any dispute or disagreement with Affinion or Holdings.

On January 14, 2011, Richard Fernandes, 52, was appointed President of Affinion and Holdings and as Chief Executive Officer of Affinion International Limited (“AIL”), a wholly owned subsidiary of Affinion, effective as of January 14, 2011. Since September of 1998, Mr. Fernandes has served as Chief Executive Officer of Webloyalty. As a result of Mr. Fernandes’ appointments, Steve Upshaw, then President of Affinion and Chief Executive Officer of AIL, resigned from those positions immediately prior to the Merger. Simultaneously with his resignation, Mr. Upshaw was appointed President, Global Operations and Integration of Affinion, effective as of the Merger. For a description of the changes to Mr. Upshaw’s compensation arrangements, see paragraph (e) below under this Item 5.02.

Mr. Fernandes entered into an employment agreement, dated as of January 14, 2011 (the “Employment Agreement”), with Affinion and Holdings, in connection with his appointment as President of Affinion and Holdings and as Chief Executive Officer of AIL. The Agreement contemplates that Mr. Fernandes will serve in these positions for a period commencing on January 14, 2011 and ending on December 31, 2012 (the “Initial Term”), unless terminated earlier pursuant to the Employment Agreement. After the Initial Term, the Employment Agreement is subject to automatic one-year renewals unless either Mr. Fernandes or Holdings provides at least 90 days’ prior written notice of its intent not to renew the agreement.

Under the Employment Agreement, Mr. Fernandes will receive a base salary of $425,000 and be eligible for an annual target bonus of 125% of his base salary; provided, that, performance objectives determined each year by Holdings are met. If Holdings terminates Mr. Fernandes’ employment without cause, or if Mr. Fernandes terminates his employment for good reason, Mr. Fernandes will be entitled to a lump sum payment equal to his annual base salary through the date of termination plus the bonus earned for any fiscal year ended prior to the year in which the date of termination occurs. After the date of termination, Holdings will pay Mr. Fernandes, in eight quarterly installments, the sum of 200% of his annual base salary and his target bonus.

On January 14, 2011, Mr. Fernandes, Parent and Holdings entered into the Call Agreement (the “Call Agreement”), which governs shares of Common Stock and warrants to purchase Common Stock issued to Mr. Fernandes in connection with the Merger. Also on January 14, 2011, Mr. Fernandes, Parent and Holdings entered into the Fernandes Investor Rights Agreement (the “FIRA”), which governs shares of Common Stock and options to purchase shares of Common Stock acquired by Mr. Fernandes in his capacity as an employee, officer, director or consultant of Holdings.

The Call Agreement provides that, if Mr. Fernandes’ employment with Holdings is terminated prior to an initial public offering of Common Stock, then first Holdings, and then Parent and General Atlantic Partners 79, L.P., shall have the right, but not the obligation (the “Call Option”), to purchase all of the shares of Common Stock and/or warrants held by Mr. Fernandes that are subject to the Call Agreement and any such shares and/or warrants held by a transferee of Mr. Fernandes. The aggregate purchase price shall be equal to (a) if the Call Option includes the shares and the warrants, the sum of the (1) product of (A) the fair market value per share multiplied by (B) the number of shares being acquired plus (2) the warrant valuation or (b) if the Call Option includes only shares, the product of (1) the fair market value per share multiplied by (2) the number of shares being acquired.

Similarly, the FIRA provides, among other things, that Mr. Fernandes will be prohibited from selling, pledging, distributing or otherwise transferring any shares of Common Stock (except to lineal descendents and other specified permitted transferees) without Holdings’ consent. The FIRA also provides that if Mr. Fernandes’ employment with Holdings terminates for any reason or if Mr. Fernandes experiences personal insolvency or bankruptcy, Holdings or one of its subsidiaries (or, if Holdings forgoes this right, Parent ) may repurchase Mr. Fernandes’ shares of Common Stock for a period of three months after such event (depending on the circumstances), at a purchase price equal to the amount originally paid for such shares or the fair market value on the closing date of the repurchase, depending on the circumstances, subject to Holdings’ obligation to pay additional compensation to Mr. Fernandes under certain circumstances.

In connection with the Merger, Mr. Fernandes also received warrants to purchases shares of Common Stock that may be exercised, in whole or in part, at any time between January 14, 2011 and March 12, 2012 by surrendering such warrants and delivering the aggregate exercise price (based on an exercise price per share of $11.00, $12.58 or $14.29, depending on which warrant Mr. Fernandes exercises) to Holdings.

Pursuant to the Merger Agreement, on January 14, 2011, Affinion entered into an employment agreement with Sloane Levy, in connection with her appointment as General Counsel, Secretary and Executive Vice President, Business Affairs of Holdings and Affinion, effective upon consummation of the Merger. Ms. Levy previously served as Senior Vice President and General Counsel for Webloyalty. As a result of the appointment of Ms. Levy, Leonard Ciriello, the then General Counsel and Executive Vice President, Business Affairs of Holdings and Affinion, resigned from his positions with Affinion and Holdings for “Good Reason” (as defined in Mr. Ciriello’s employment agreement). Mr. Ciriello’s employment agreement with Affinion and Holdings was previously filed as Exhibit 10.24 to Affinion’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 333-133895).

On January 14, 2011, Robert G. Rooney—Executive Vice President and Chief Operating Officer of Affinion and Holdings—resigned from his positions with Affinion and Holdings for “Good Reason” (as such term is defined in Mr. Rooney’s employment agreement). Mr. Rooney’s employment agreement with Affinion and Holdings and the amendment thereto were previously filed as Exhibit 10.3 to Affinion’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 333-133895) and as Exhibit 10.20 to Affinion’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 333-133895).

The foregoing descriptions of the Call Agreement, FIRA and Mr. Fernandes’ warrants are not complete and are qualified in their entirety by reference to the complete text of these agreements, which are being filed, respectively, as Exhibits 10.2, 10.3 and 10.4 to this Report and are fully incorporated herein by reference.

(d)

Effective as of January 14, 2011, Richard Fernandes, Christopher Glenn Lanning and Anton Jonathan Levy became directors of Affinion and Holdings. Each of these directors was nominated by General Atlantic pursuant to the Stockholder Agreement. As of the date hereof, these directors have not been appointed to serve on any committees of the Boards.

Pursuant to Holdings’ policies, as non-employee directors, Mr. Lanning and Mr. Levy will receive annual compensation in the amount of $45,000, payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Boards that they attend in person, plus an additional $1,000 for each regular or special meeting of the Boards that they attend by teleconference. Mr. Lanning and Mr. Levy also are eligible to participate in Holdings’ 2007 Stock Award Plan (the “2007 Plan”).

Mr. Fernandes, who, as mentioned above, is serving as Affinion’s President, will not be receiving additional compensation for serving as a director.

(e)

In connection with Mr. Upshaw’s appointment as President, Global Operations and Integration of Affinion as described above, the Compensation Committee (the “Committee”) of the Boards has approved certain changes to Mr. Upshaw’s compensatory arrangements. Mr. Upshaw’s base salary will increase to $375,000, and he will be eligible for an annual target bonus of 125% of his base salary, provided that performance objectives determined each year by Affinion are met. Furthermore, the Committee has approved a one-time bonus to Mr. Upshaw in the amount of $325,000, payable on the second anniversary of the effective date of the Merger subject to the successful integration of Webloyalty’s businesses.

Item 7.01	Regulation FD Disclosure.

Dividend Payment

Holdings will use approximately $40 million of its cash on hand and the proceeds of a cash dividend from Affinion (which cash dividend by Affinion will be financed in part with borrowings under Affinion’s revolving credit facility) to (i) redeem approximately $41.2 million liquidation preference of Holdings’ outstanding preferred stock, (ii) pay a dividend to Holdings’ stockholders (including holders of restricted stock units) of $1.35 per share (approximately $115.4 million in the aggregate) on the date hereof, (iii) pay a one-time cash bonus to Holdings’ option holders of approximately $9.6 million pursuant to (a) Holdings’ obligations under its 2005 and 2007 stock award and incentive plans and (b) the obligations under Webloyalty’s stock award and incentive plans assumed by Holdings pursuant to the Merger, which obligations require Holdings to make an equitable adjustment to outstanding options upon the payment of an extraordinary dividend and (iv) pay additional amounts for transaction fees and expenses. After giving effect to the foregoing payments and the Merger, Holdings and Affinion will continue to be in compliance with the restrictive covenants under their debt agreements, and the Merger is expected to have a modest deleveraging effect on Holdings and Affinion.

Warrants

Pursuant to the terms of the warrants to purchase shares of Common Stock that were originally issued by Holdings in October 2005 (the “Warrants”), the Warrants will expire, among other reasons, 30 days after the Warrant holders receive notice from Holdings that Parent and its affiliates have achieved certain specified investment returns. Because payment of the dividend on the Common Stock and redemption of the preferred stock will allow Parent and its affiliates to achieve these investment returns, the Warrants will expire in February 2011, 30 days after the date on which the Warrant holders have received such notice.

Holdings Stockholder Agreement

On January 14, 2011, Holdings entered into the Stockholder Agreement (the “Stockholder Agreement”) with (i) Parent; (ii) General Atlantic; (iii) Richard Fernandes and the Fernandes Family Trust A dated June 25, 1999 (collectively, “Fernandes”); and (iv) Vincent D’Agostino and the D’Agostino Family Trust (collectively, “D’Agostino,” and together with General Atlantic and Fernandes, the “Principal WL Stockholders”).

The Stockholder Agreement permits certain of Holdings’ stockholders—currently Parent and General Atlantic (each, a “Major Stockholder”)—to nominate one director, as well as additional directors for so long as such stockholders own certain percentages of the issued and outstanding shares of Common Stock. The Chief Executive Officer of Holdings also will serve as a director, and the holders of a majority of the issued and outstanding shares of Common Stock will nominate the remaining directors.

At any time before a qualified public offering, the Stockholder Agreement requires each Major Stockholder, if it wishes to transfer shares of Common Stock, to offer its shares of Common Stock, first, to Holdings and, second, to the other Major Stockholders. In addition, if Holdings or any of its subsidiaries proposes to issue any equity securities or securities convertible into or exchangeable for equity securities (subject to customary exceptions), each Major Stockholder and each Principal WL Stockholder (for so long as each such Principal WL Stockholder, along with its affiliates, holds a number of shares of Common Stock equal to 50% or more of the shares of Common Stock issued to such Principal WL Stockholder in connection with the Merger) will have the right to purchase its pro rata share of the offering.

Before a qualified public offering, if any party or parties to the Stockholder Agreement propose to transfer to a third-party more than 5% of the shares of Common Stock beneficially owned by such transferring party, all other parties to the Stockholder Agreement will have the right to participate pro rata in the transfer. In addition, Parent and, following the fifth anniversary of the date of the Stockholder Agreement, General Atlantic (for so long as it is a Major Stockholder) will each have the right to require the other holders of Common Stock to (1) sell in a transaction comprising the sale of 80% or more of the Common Stock beneficially owned by Parent or General Atlantic, as applicable, the same percentage of their respective shares of Common Stock as Parent or General Atlantic, as applicable, desires to sell or (2) vote in favor of a sale of all or substantially all of Holdings’ and its subsidiaries’ assets to unaffiliated third parties.

Without each Major Stockholder’s prior approval, Holdings will not, and will cause each of its subsidiaries not to, take or omit to take, as applicable, certain actions related to (1) non-pro rata redemptions, (2) changes to Holdings’ organizational documents, (3) asset acquisitions or dispositions and (4) affiliate transactions. The Stockholder Agreement shall terminate with respect to any holder thereunder on the date such holder ceases to own any shares of Common Stock.

Holdings Securityholder Rights Agreement

On January 14, 2011, Holdings, Parent, General Atlantic and other holders party thereto entered into a Securityholder Rights Agreement (the “Securityholder Rights Agreement”), pursuant to which the parties thereto have certain rights with respect to the Common Stock, including tag-along rights and information rights. Parent and General Atlantic also are provided with drag-along rights. The Securityholder Rights Agreement contains restrictions on the transfer of Common Stock, other than Common Stock held by Parent or General Atlantic (whose Common Stock is subject to the Stockholder Agreement’s transfer restrictions). The Securityholder Rights Agreement will terminate automatically upon: (i) a change of control of Holdings; (ii) a vote to dissolve Holdings; or (ii) any event that reduces the number of stockholders to one.

Holdings Amended and Restated Registration Rights Agreement

On January 14, 2011, Holdings, Parent and each of the Principal WL Stockholders entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Parent and General Atlantic (on behalf of the holders of the majority of the eligible shares held by the Principal WL Stockholders) have certain demand registration rights with respect to the Common Stock. In addition, each party to the agreement may exercise “piggyback” rights, and certain holders may request an unlimited number of short-form registrations (including shelf registrations). Under the Registration Rights Agreement, Holdings agreed to assume the fees and expenses associated with registration, and the agreement also contains customary provisions with respect to registration procedures, underwritten offerings and indemnity and contribution rights and obligations.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item with respect to the Merger will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report was required to be filed pursuant to Item 2.01.

(b) Unaudited Pro Forma Financial Information

The pro forma financial information required by this item with respect to the Merger will be filed by amendment to this Report no later than 71 calendar days after the date on which this Report was required to be filed pursuant to Item 2.01.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc.

10.1	Amended and Restated Consulting Agreement, dated as of January 14, 2011, among Affinion Group, Inc., Apollo Management V, L.P. and General Atlantic LLC

10.2	Call Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., General Atlantic 79, L.P., Affinion Group Holdings, LLC and Richard Fernandes and Fernandes Family Trust A Dated June 25, 1999

10.3	Fernandes Investor Rights Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC and Richard Fernandes

10.4	Form of Warrant to Purchase Shares of Common Stock, par value $0.01 per share, of Affinion Group Holdings, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Affinion hereby agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request, subject to Affinion’s right to request confidential treatment of any requested schedule or exhibit. A description of the omitted schedules appears immediately following the end of the Merger Agreement under the title “Supplemental List Briefly Identifying Contents of Omitted Schedules.”

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: January 18, 2011	By:		/s/ TODD H. SIEGEL
		Name:	Todd H. Siegel
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

2.1*	Agreement and Plan of Merger, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc.

10.1	Amended and Restated Consulting Agreement, dated as of January 14, 2011, among Affinion Group, Inc., Apollo Management V, L.P. and General Atlantic LLC

10.2	Call Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., General Atlantic 79, L.P., Affinion Group Holdings, LLC and Richard Fernandes and Fernandes Family Trust A Dated June 25, 1999

10.3	Fernandes Investor Rights Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC and Richard Fernandes

10.4	Form of Warrant to Purchase Shares of Common Stock, par value $0.01 per share, of Affinion Group Holdings, Inc.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Affinion hereby agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request, subject to Affinion’s right to request confidential treatment of any requested schedule or exhibit. A description of the omitted schedules appears immediately following the end of the Merger Agreement under the title “Supplemental List Briefly Identifying Contents of Omitted Schedules.”